UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 1, 2021
Date of Report (date of earliest event reported)

NRG ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15891		41-1724239
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

910 Louisiana Street	Houston	Texas	77002
(Address of Principal Executive Offices)			(Zip Code)
(713) 537-3000
Registrant's telephone number, including area code
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	NRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02    Results of Operations and Financial Condition

On November 4, 2021, NRG Energy, Inc. issued a press release announcing its financial results for the quarter ended September 30, 2021.  A copy of the press release is furnished as Exhibit 99.1 to this report on Form 8-K and is hereby incorporated by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

On November 1, 2021, David Callen, Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (the “Company”), notified the Company of his intent to leave the Company for another career opportunity. Mr. Callen will remain with the Company in his current role until November 30, 2021. The resignation was not the result of any disagreement he had with the Company on any matter relating to the Company’s operations, policies and practices, including any matters concerning the Company’s controls or any financial or accounting-related matters or disclosures.

Item 9.01     Financial Statements and Exhibits
Exhibits

Exhibit Number	Document
99.1	Press Release, dated November 4, 2021.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    NRG Energy, Inc.
    (Registrant)

    By:    /s/ Christine A. Zoino
        Christine A. Zoino
        Corporate Secretary

Dated: November 4, 2021